Exhibit 99

REGIS CORPORATION:

Mark Fosland – Vice-President, Finance

(952) 806-1707

For Immediate Release

REGIS REPORTS THIRD QUARTER 2007 RESULTS

-Third Quarter EPS of $0.12 Includes $0.43 Impairment Charge Related to Beauty School Merger Agreement -

– Third Quarter Earnings In Line with Guidance, Absent Impairment Charge-

MINNEAPOLIS, April 25, 2007 — Regis Corporation (NYSE:RGS), the global leader in the $150 billion hair care industry, today reported third quarter net income of $5.3 million, or $0.12 per diluted share.  As announced on April 19, 2007, the Company entered into an agreement to merge its beauty school operations with Empire Education Group resulting in a $19.6 million after-tax, non-cash impairment charge.

Absent the impairment charge, third quarter earnings were $0.55 per diluted share which was near the upper end of the Company’s previously issued guidance range of $0.50 to $0.56 per share. Third quarter earnings included a four cent per share benefit from reduced workers’ compensation costs as well as a one cent per share tax benefit due to increased job tax credits.

“We are encouraged by the continued signs of recovery in our service business and are entirely focused on service, product and overhead initiatives that will enable us to achieve our long-term earnings growth objectives,” commented Paul D. Finkelstein, chairman and chief executive officer of Regis Corporation.  “In addition, we have found the right partner to manage our beauty school investment; long-term this merger should be very accretive and we expect that this transaction will add significantly more shareholder value than the impairment charge.”

The Company previously reported that revenues for the third quarter ended March 31, 2007 increased eight percent to $655 million versus $604 million in third quarter of fiscal 2006.  Consolidated same-store sales were flat at 0.0 percent for the quarter.

Regis Corporation ended the quarter with 11,773 worldwide locations, a net increase of 60 units during the quarter. The Company constructed 123 units and franchisees built 53 salons. In addition, Regis acquired 45 locations (including 37 franchise buybacks).  The Company closed or relocated 124 corporate and franchise salons during the quarter.

Fiscal Year 2007 Outlook Remains Unchanged

The following points pertain to the fiscal year ending June 30, 2007:

•                  Consolidated revenue is forecasted to grow eight percent to $2.6 billion.

•                  Consolidated same-store sales are forecasted to be in a range of 0.0 to 1.0 percent.

•                  Earnings per diluted share are forecasted to be in a range of $2.10 to $2.24, absent the impairment charge associated with the school merger.

Updated Fourth Quarter 2007 Outlook

The following points pertain to the fiscal fourth quarter ending June 30, 2007:

•                  Consolidated revenue is forecasted to grow four to six percent to a range of $663 million to $675 million compared to $636 million a year ago.

•                  Consolidated same-store sales are forecasted to be in a range of 0.0 to 2.0 percent.

•                  Earnings per diluted share are forecasted to be in the range of $0.53 to $0.60, compared to $0.90 a year ago. The year ago period benefited from various non-core items.

Fiscal Year 2008 Outlook

“Consistent with previous practice, included in our third quarter press release today is a detailed forecast for our upcoming fiscal year,” commented Randy L. Pearce, senior executive vice president and chief financial officer. “The Empire transaction will likely be required to be accounted for using the equity method of accounting, rather than full consolidation.  The equity method requires that we show only our 49 percent share of the after-tax earnings of the new Empire Education Group.  As a result, school revenues and expenses will no longer be included in the individual line items of our consolidated results.  In an effort to be as transparent as possible, our forecast quantifies the impact of removing the school results of our various line items of our financial statements.”

Mr. Pearce continued with the following points, “Our forecast once again excludes revenue and earnings from future acquisitions. Acquisitions remain a key component of our long-term growth strategy, however, uncertainty as to their size and timing prevents us from including them in our outlook. Also, our combined acquisition and capital expenditure budget is $175 million, consistent with fiscal 2007.”

“Based on a same-store sales assumption of one percent to three percent, we are budgeting fiscal 2008 earnings per diluted share to be in the range of $2.01 to $2.27 per share which includes a $0.05 per share reduction related to the previously announced merger of our Beauty School business into Empire Education Group.”

Mr. Pearce concluded, “On an apples-to-apples basis, we are forecasting our operational earnings in fiscal 2008 to increase slightly over fiscal 2007 earnings with the potential for additional upside coming from acquisitions, share repurchase, expense control initiatives and business returning to historical levels.”

The following forecast pertains to the fiscal year ending June 30, 2008, and excludes revenue and earnings from future acquisitions:

•                  Earnings are forecasted to be in the range of  $2.01 to $2.27 per diluted share, assuming an average of 44.9 million fully diluted shares outstanding

•                  Consolidated revenue is forecasted to grow to approximately $2.64 billion, an increase of one percent. (Revenue growth of approximately four percent before deconsolidation of beauty schools)

•                  Consolidated same-store sales are projected to increase one-to-three percent

•                  Service margins are forecasted to decrease to the 43 percent range of service revenue. (Service margins grow slightly to the low-to-mid 43 percent range of service revenue before deconsolidation of beauty schools)

•                  Product margins are forecasted to increase to nearly 50 percent of product revenue. (Product margins rates are not impacted by deconsolidation of beauty schools)

•                  Site operating expenses are forecasted to be in the low-eight percent range of consolidated revenue. (Site operating expenses would be forecasted at mid-eight percent range of consolidated revenue before deconsolidation of beauty schools)

•                  General and administrative expenses are forecasted to be in the mid-12 percent range of consolidated revenue. (General and administrative expenses rates are not impacted by deconsolidation of beauty schools)

•                  Rent expense is forecasted to be in the high 14 percent range of consolidated revenue. (Rent expense rates are not impacted by deconsolidation of beauty schools)

•                  Depreciation and amortization is forecasted to be in the mid-four percent range of consolidated revenue. (Depreciation and amortization expense rates are not impacted by deconsolidation of beauty schools)

•                  Operating income is forecasted to be in the mid-six percent range of consolidated revenue. (Operating income percent is not impacted by deconsolidation of beauty schools)

•                  Interest expense is forecasted to be $37 million

•                  Effective income tax rate is forecasted to be in the mid-34 percent range

•                  We plan to build and relocate 350 new corporate salons, down slightly from an estimated 400 salons in fiscal year 2007, and we anticipate franchisees to build 260 franchised salons compared to 240 salons in fiscal 2007.

•                  Capital expenditures, excluding acquisitions, are projected to be approximately $100 million, which includes approximately $50 million for salon maintenance

•                  Acquisition expenditures are forecasted to be $75 million

•                  Total debt as of June 30, 2008 is expected to be approximately $660 million, with debt-to-capitalization expected to be near 40 percent

Regis Corporation will host a conference call discussing third quarter results today at 10:00 a.m., Central Time. Interested parties are invited to listen by logging on to www.regiscorp.com or dialing 800-218-0713. A replay of the call will be available through April 27, 2006. The replay phone number is 800-405-2236, access code 11085693#.

Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in salons, hair restoration centers and education. As of March 31, 2007, the Company owned or franchised 11,773 worldwide locations; which included 11,627 beauty salons, 90 hair restoration centers and 56 beauty schools operating under concepts such as Supercuts, Jean Louis David, Vidal Sassoon, Regis Salons, MasterCuts, Trade Secret, SmartStyle, Cost Cutters and Hair Club for Men and Women. These and other concepts are located in the US and in ten other countries throughout North America and Europe. For additional information about the Company, including management’s current financial outlook and a reconciliation of non-GAAP financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link: http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward—looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally, and price sensitivity; changes in economic condition; changes in consumer tastes and fashion trends; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations for new salon development; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons and beauty schools that support its growth objectives; the ability of the company to maintain satisfactory relationships with suppliers; or other factors not listed above. The ability of the Company to meet its expected revenue growth is dependent on salon and beauty school acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2006 and included in Form S-3 Registration Statement filed with the Securities and Exchange Commission on June 8, 2005. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

(TABLES TO FOLLOW)

REGIS CORPORATION (NYSE: RGS)
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
as of March 31, 2007 and June 30, 2006
(In thousands, except share data)

	March 31, 2007	June 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$186,175	$135,397
Receivables, net	71,684	62,558
Inventories	195,892	193,999
Deferred income taxes	17,993	16,224
Other current assets	60,835	33,588
Total current assets	532,579	441,766

Property and equipment, net	490,196	483,764
Goodwill	781,175	778,228
Other intangibles, net	213,649	216,831
Other assets	66,368	61,475

Total assets	$2,083,967	$1,982,064

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$177,090	$101,912
Accounts payable	71,508	70,807
Accrued expenses	241,983	230,236
Total current liabilities	490,581	402,955

Long-term debt	490,942	520,357
Other noncurrent liabilities	192,067	187,345
Total liabilities	1,173,590	1,110,657

Commitments and contingencies

Shareholders’ equity:
Preferred stock, authorized 250,000 shares at March 31, 2007 and June 30, 2006
Common stock, $.05 par value; issued and outstanding 45,090,706 and 45,303,459 common shares at March 31, 2007 and June 30, 2006, respectively	2,247	2,266
Additional paid-in capital	212,963	232,284
Accumulated other comprehensive income	66,490	58,066
Retained earnings	628,677	578,791

Total shareholders’ equity	910,377	871,407

Total liabilities and shareholders’ equity	$2,083,967	$1,982,064

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REGIS CORPORATION (NYSE: RGS)

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

 (In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2007	2006	2007	2006
Revenues:
Service	$449,548	$407,064	$1,324,445	$1,197,311
Product	185,462	177,907	567,139	539,767
Royalties and fees	20,024	19,076	59,683	57,821
	655,034	604,047	1,951,267	1,794,899

Operating expenses:
Cost of service	254,621	231,869	749,759	680,666
Cost of product	93,685	93,549	288,078	277,944
Site operating expenses	51,462	49,874	162,235	149,702
General and administrative	83,298	70,839	242,662	216,081
Goodwill impairment	23,000	―	23,000	―
Terminated acquisition expenses	―	5,687	―	5,687
Rent	95,259	87,176	280,594	255,057
Depreciation and amortization	30,442	28,061	90,396	81,216
Total operating expenses	631,767	567,055	1,836,724	1,666,353

Operating income	23,267	36,992	114,543	128,546

Other income (expense):
Interest	(10,355)	(8,937)	(30,864)	(25,861)
Other, net	1,075	1,633	3,468	3,002

Income before income taxes	13,987	29,688	87,147	105,687

Income taxes	(8,659)	(11,094)	(31,852)	(37,624)

Net income	$5,328	$18,594	$55,295	$68,063

Net income per share:
Basic	$0.12	$0.41	$1.23	$1.51
Diluted	$0.12	$0.40	$1.21	$1.47

Weighted average common and common equivalent shares outstanding:
Basic	44,703	45,366	44,807	45,149
Diluted	45,564	46,602	45,712	46,460

Cash dividends declared per common share	$0.04	$0.04	$0.12	$0.12

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REGIS CORPORATION (NYSE: RGS)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
for the nine months ended March 31, 2007 and 2006
(In thousands)

	2007	2006
Cash flows from operating activities:
Net income	$55,295	$68,063
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	81,233	72,463
Amortization	9,163	8,753
Deferred income taxes	(462)	3,824
Goodwill impairment	23,000	—
Excess tax benefits from stock-based compensation plans	(4,135)	(3,644)
Stock-based compensation	3,505	3,906
Other noncash items affecting earnings	2,636	282

Changes in operating assets and liabilities:
Receivables	(8,353)	(2,245)
Inventories	1,200	(11,142)
Other current assets	(26,327)	(1,843)
Other assets	7,673	(953)
Accounts payable	6,041	8,032
Accrued expenses	16,072	19,203
Other noncurrent liabilities	10,232	13,818
Net cash provided by operating activities	176,773	178,517

Cash flows from investing activities:
Capital expenditures	(66,611)	(93,149)
Proceeds from sale of assets	223	640
Purchase of salon, school and hair restoration center net assets, net of cash acquired	(34,171)	(93,760)
Proceeds from loans and investments	5,250	—
Disbursements for loans and investments	(19,984)	—
Net investment hedge settlement	(8,897)	—
Net cash used in investing activities	(124,190)	(186,269)

Cash flows from financing activities:
Borrowings on revolving credit facilities	5,015,956	2,152,230
Payments on revolving credit facilities	(4,976,950)	(2,119,980)
Proceeds from issuance of long-term debt	25,000	3,075
Repayments of long-term debt	(32,861)	(19,559)
Excess tax benefits from stock-based compensation plans	4,135	3,644
Other, primarily (decrease) increase in negative book cash balances	(4,976)	(2,055)
Repurchase of common stock	(41,298)	—
Proceeds from issuance of common stock	12,312	10,528
Dividends paid	(5,411)	(5,435)
Net cash (used in) provided by financing activities	(4,093)	22,448

Effect of exchange rate changes on cash and cash equivalents	2,288	(624)

Increase in cash and cash equivalents	50,778	14,072

Cash and cash equivalents:
Beginning of period	135,397	102,718
End of period	$186,175	$116,790

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REGIS CORPORATION (NYSE: RGS)

Salon / School / Hair Restoration Center Counts and Revenues

	March 31, 2007	June 30, 2006

SYSTEM-WIDE LOCATIONS:
Company-owned salons	7,896	7,559
Franchise salons	3,731	3,774
Beauty career schools	56	54
Company-owned hair restoration centers	49	48
Franchise hair restoration centers	41	42
Total, system-wide	11,773	11,477

SALON LOCATION SUMMARY

	March 31, 2007	June 30, 2006

NORTH AMERICAN SALONS:
REGIS SALONS
Open at beginning of period	1,079	1,093
Salons constructed	13	38
Acquired	35	14
Less relocations	(10)	(16)
Salon openings	38	36
Conversions	(1)	―
Salons closed	(23)	(50)
Total, Regis Salons	1,093	1,079

MASTERCUTS
Open at beginning of period	642	636
Salons constructed	9	32
Acquired	―	―
Less relocations	(6)	(8)
Salon openings	3	24
Conversions	―	(2)
Salons closed	(13)	(16)
Total, MasterCuts Salons	632	642

TRADE SECRET
Company-owned salons:
Open at beginning of period	615	597
Salons constructed	15	33
Acquired	3	2
Franchise buybacks	―	5
Less relocations	(6)	(6)
Salon openings	12	34
Conversions	1	1
Salons closed	(13)	(17)
Total company-owned salons	615	615

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	March 31, 2007	June 30, 2006
Franchise salons:
Open at beginning of period	19	24
Salons constructed	―	―
Acquired	―	―
Less relocations	―	―
Salon openings	―	―
Franchise buybacks	―	(5)
Salons closed	―	―
Total franchise salons	19	19

Total, Trade Secret Salons	634	634

SMARTSTYLE/COST CUTTERS IN WAL-MART
Company-owned salons:
Open at beginning of period	1,739	1,497
Salons constructed	199	215
Acquired	―	―
Franchise buybacks	16	31
Less relocations	(2)	(2)
Salon openings	213	244
Conversions	―	1
Salons closed	―	(3)
Total company-owned salons	1,952	1,739

Franchise salons:
Open at beginning of period	164	184
Salons constructed	6	11
Acquired	―	―
Less relocations	―	―
Salon openings	6	11
Conversions	―	―
Franchise buybacks	(16)	(31)
Salons closed	―	―
Total franchise salons	154	164

Total, SmartStyle/Cost Cutters in Wal-Mart Salons	2,106	1,903

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	March 31, 2007	June 30, 2006
STRIP CENTERS
Company-owned salons:
Open at beginning of period	3,031	2,728
Salons constructed	82	180
Acquired	6	122
Franchise buybacks	66	104
Less relocations	(14)	(21)
Salon openings	140	385
Conversions	―	(2)
Salons closed	(43)	(80)
Total company-owned salons	3,128	3,031

Franchise salons:
Open at beginning of period	2,004	2,102
Salons constructed	102	135
Acquired (2)	―	―
Less relocations	(13)	(18)
Salon openings	89	117
Conversions	―	2
Franchise buybacks	(66)	(104)
Salons closed	(35)	(113)
Total franchise salons	1,992	2,004

Total, Strip Center Salons	5,120	5,035

INTERNATIONAL SALONS (1)
Company-owned salons:
Open at beginning of period	453	426
Salons constructed	18	33
Acquired	12	10
Franchise buybacks	3	2
Less relocations	(2)	(4)
Salon openings	31	41
Conversions	―	(2)
Salons closed	(8)	(12)
Total company-owned salons	476	453

Franchise salons:
Open at beginning of period	1,587	1,592
Salons constructed	71	111
Acquired (2)	―	―
Less relocations	(1)	―
Salon openings	70	111
Conversions	―	2
Franchise buybacks	(3)	(2)
Salons closed	(88)	(116)
Total franchise salons	1,566	1,587

Total, International Salons	2,042	2,040

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	March 31, 2007	June 30, 2006
TOTAL SYSTEM-WIDE SALONS:
Company-owned salons:
Open at beginning of period	7,559	6,977
Salons constructed	336	531
Acquired	56	148
Franchise buybacks	85	142
Less relocations	(40)	(57)
Salon openings	437	764
Conversions	―	(4)
Salons closed	(100)	(178)
Total company-owned salons	7,896	7,559

Franchise salons:
Open at beginning of period	3,774	3,902
Salons constructed	179	257
Acquired (2)	―	―
Less relocations	(14)	(18)
Salon openings	165	239
Conversions	―	4
Franchise buybacks	(85)	(142)
Salons closed	(123)	(229)
Total franchise salons	3,731	3,774

Total Salons	11,627	11,333

BEAUTY SCHOOLS
Open at beginning of period	54	24
Salons constructed	1	2
Acquired	1	30
Less relocations	―	(2)
Total Beauty Schools	56	54

HAIR RESTORATION CENTERS:
Company-owned hair restoration centers:
Open at beginning of period	48	41
Salons constructed	―	1
Acquired	1	1
Franchise buybacks	1	7
Less relocations	―	(1)
Salon openings	2	8
Sites closed	(1)	(1)
Total company-owned hair restoration centers	49	48

Franchise hair restoration centers:
Open at beginning of period	42	49
Salons constructed	2	―
Acquired	―	―
Less relocations	(1)	―
Salon openings	43	49
Franchise buybacks	(1)	―
Sites closed	(1)	(7)
Total franchise salons	41	42

Total Hair Restoration Centers	90	90

Grand Total, System-wide	11,773	11,477

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(1) Canadian and Puerto Rican salons are included in the Regis Salons, Strip Center, MasterCuts and Trade Secret concepts and not included in the International salon totals.

(2) Represents primarily the acquisition of franchise networks.

Relocations represent a transfer of location by the same salon concept.

Conversions represent the transfer of one salon concept to another concept.

REVENUES BY CONCEPT:

	For the Periods Ended March 31,
	Three Months		Nine Months
(Dollars in thousands)	2007	2006	2007	2006
North American salons:
Regis	$126,137	$120,183	$373,872	$360,977
MasterCuts	43,835	43,663	131,978	131,608
Trade Secret(1)	58,098	61,655	196,002	199,857
SmartStyle	119,284	106,703	343,086	306,718
Strip Center(1)	192,288	173,821	574,523	511,991
Total North American Salons	539,642	506,025	1,619,461	1,511,151

International salons(1)	60,992	51,846	177,236	156,413
Beauty schools	23,041	18,133	64,382	46,362
Hair restoration centers(1)	31,359	28,043	90,188	80,973
Consolidated revenues	$655,034	$604,047	$1,951,267	$1,794,899
Percent change from prior year	8.4%	8.4%	8.7%	12.1%
Salon same-store sales increase (decrease) (2)	0.0%	(0.4)%	0.3%	0.5%

(1) Includes aggregate franchise royalties and fees of $20.0 and $19.1 million for the three months ended March 31, 2007 and 2006, respectively, and $59.7 and $57.8 million for the nine months ended March 31, 2007 and 2006, respectively.  North American salon franchise royalties and fees represented 46.9 and 50.1 percent of total franchise revenues in the three months ended March 31, 2007 and 2006, respectively, and 48.1 and 50.5 percent of total franchise revenues in the nine months ended March 31, 2007 and 2006, respectively.

(2) Salon same-store sales increases or decreases are calculated on a daily basis as the total change in sales for company-owned salons which were open on a specific day of the week during the current period and the corresponding prior period.  Quarterly and year-to-date salon same-store sales increases are the sum of the same-store sales increases computed on a daily basis.  Relocated salons are included in same-store sales as they are considered to have been open in the prior period.  International same-store sales are calculated in local currencies so that foreign currency fluctuations do not impact the calculation.  The Company began including Hair Restoration Centers in its same-store sales calculation beginning with the third fiscal quarter of 2007.  Management believes that same-store sales, a component of organic growth, are useful in order to help determine the increase in salon revenues attributable to its organic growth (new salon construction and same-store sales growth) versus growth from acquisitions.

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FINANCIAL INFORMATION BY SEGMENT:

Financial information concerning the Company’s salon, school and hair restoration businesses is shown in the following tables.

	For the Three Months Ended March 31, 2007
	Salons		Beauty	Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Schools	Centers	Corporate	Consolidated
Revenues:
Service	$379,903	$34,856	$20,459	$14,330	$—	$449,548
Product	150,356	16,794	2,582	15,730	—	185,462
Royalties and fees	9,383	9,342	—	1,299	—	20,024
	539,642	60,992	23,041	31,359	—	655,034
Operating expenses:
Cost of service	220,079	18,922	8,035	7,585	—	254,621
Cost of product	77,323	10,151	1,485	4,726	—	93,685
Site operating expenses	43,302	2,792	4,050	1,318	—	51,462
General and administrative	29,507	11,218	2,357	7,226	32,990	83,298
Goodwill impairment	—	—	23,000	—	—	23,000
Rent	79,119	11,662	2,348	1,626	504	95,259
Depreciation and amortization	20,736	2,191	852	2,432	4,231	30,442
Total operating expenses	470,066	56,936	42,127	24,913	37,725	631,767

Operating income (loss)	69,576	4,056	(19,086)	6,446	(37,725)	23,267

Other income (expense):
Interest	—	—	—	—	(10,355)	(10,355)
Other, net	—	—	—	—	1,075	1,075
Income (loss) before income taxes	$69,576	$4,056	$(19,086)	$6,446	$(47,005)	$13,987

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	For the Three Months Ended March 31, 2006
	Salons		Beauty	Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Schools	Centers	Corporate	Consolidated
Revenues:
Service	$348,125	$30,253	$16,591	$12,095	$—	$407,064
Product	148,351	13,350	1,542	14,664	—	177,907
Royalties and fees	9,549	8,243	—	1,284	—	19,076
	506,025	51,846	18,133	28,043	—	604,047

Operating expenses:
Cost of service	201,395	16,395	7,131	6,948	—	231,869
Cost of product	80,018	7,784	1,413	4,334	—	93,549
Site operating expenses	43,599	2,433	2,677	1,165	—	49,874
General and administrative	26,888	9,713	2,136	6,052	26,050	70,839
Terminated acquisition expenses	—	—	—	—	5,687	5,687
Rent	73,391	9,987	1,905	1,624	269	87,176
Depreciation and amortization	19,504	1,930	682	2,381	3,564	28,061
Total operating expenses	444,795	48,242	15,944	22,504	35,570	567,055

Operating income	61,230	3,604	2,189	5,539	(35,570)	36,992

Other income (expense):
Interest	—	—	—	—	(8,937)	(8,937)
Other, net	—	—	—	—	1,633	1,633
Income before income taxes	$61,230	$3,604	$2,189	$5,539	$(42,874)	$29,688

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	For the Nine Months Ended March 31, 2007
	Salons		Beauty	Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Schools	Centers	Corporate	Consolidated
Revenues:
Service	$1,123,263	$103,780	$57,565	$39,837	$—	$1,324,445
Product	467,520	46,154	6,817	46,648	—	567,139
Royalties and fees	28,678	27,302	—	3,703	—	59,683
	1,619,461	177,236	64,382	90,188	—	1,951,267
Operating expenses:
Cost of service	648,314	55,518	24,255	21,672	—	749,759
Cost of product	241,618	28,026	4,413	14,021	—	288,078
Site operating expenses	138,146	7,867	12,596	3,626	—	162,235
General and administrative	88,897	32,944	7,520	20,045	93,256	242,662
Goodwill impairment	—	—	23,000	—	—	23,000
Rent	233,704	33,768	6,825	4,898	1,399	280,594
Depreciation and amortization	61,506	6,256	2,493	7,156	12,985	90,396
Total operating expenses	1,412,185	164,379	81,102	71,418	107,640	1,836,724

Operating income (loss)	207,276	12,857	(16,720)	18,770	(107,640)	114,543

Other income (expense):
Interest	—	—	—	—	(30,864)	(30,864)
Other, net	—	—	—	—	3,468	3,468
Income (loss) before income taxes	$207,276	$12,857	$(16,720)	$18,770	$(135,036)	$87,147

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	For the Nine Months Ended March 31, 2006
	Salons		Beauty	Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Schools	Centers	Corporate	Consolidated
Revenues:
Service	$1,027,661	$93,216	$42,348	$34,086	$—	$1,197,311
Product	454,277	38,383	4,014	43,093	—	539,767
Royalties and fees	29,213	24,814	—	3,794	—	57,821
	1,511,151	156,413	46,362	80,973	—	1,794,899

Operating expenses:
Cost of service	594,059	50,096	16,899	19,612	—	680,666
Cost of product	238,364	23,234	3,314	13,032	—	277,944
Site operating expenses	133,211	6,850	6,337	3,304	—	149,702
General and administrative	79,769	30,379	5,828	17,214	82,891	216,081
Terminated acquisition expenses	—	—	—	—	5,687	5,687
Rent	215,049	29,660	4,848	4,538	962	255,057
Depreciation and amortization	56,711	5,729	1,825	6,912	10,039	81,216
Total operating expenses	1,317,163	145,948	39,051	64,612	99,579	1,666,353

Operating income	193,988	10,465	7,311	16,361	(99,579)	128,546

Other income (expense):
Interest	—	—	—	—	(25,861)	(25,861)
Other, net	—	—	—	—	3,002	3,002
Income before income taxes	$193,988	$10,465	$7,311	$16,361	$(122,438)	$105,687

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REGIS CORPORATION (NYSE:RGS)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

Three Months Ended March 31, 2007

This release contains a non-GAAP financial measure within the definition of Regulation G published by the Securities and Exchange Commission.  In accordance with Regulation G, the table below provides a definition of the non-GAAP measure and its reconciliation to the most closely related GAAP measure for the three months ended March 31, 2007.  Non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Below is a reconciliation of the Company’s diluted earnings per share for the three months ended March 31, 2007.  The Company’s diluted earnings per share guidance of $0.50 to $0.56 excluded the non-cash goodwill impairment charge recorded as a result of the April 2007 schools transaction.  Management believes that this presentation facilitates investor understanding of the Company’s underlying business performance and trends.

— Absent the impairment charge, third quarter earnings were $0.55 per diluted share

All items shown net of income taxes

(In thousands, except per share data)

Diluted earnings per share, as reported	$0.12

Non-cash impairment charge per share	0.43

Diluted earnings per share, excluding impairment charge	$0.55

Diluted shares	45,564

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